SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934


                                February 15, 2002
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                Date of Report (Date of earliest event reported)

                          HANGER ORTHOPEDIC GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

         Delaware                    0-10670                   84-0904275
  ------------------------         -----------               --------------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)              Identification
                                                                 Number)

   Two Bethesda Metro Center (12th Floor), Bethesda, Maryland       20814
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           (Address of principal executive offices)               (zip code)


Registrant's telephone number, including area code:   (301) 986-0701


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Item 5.  Other Information.

       On February 15, 2002, Hanger Orthopedic Group, Inc. ("Hanger") consummated the private placement of $200.0 million principal amount of its 10 3/8% Senior Notes Due 2009 (the "Senior Notes") to Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and BNP Paribas Securities Corp., (the "Initial Purchasers"). The Senior Notes are guaranteed by all of Hanger's direct and indirect domestic subsidiaries. The Senior Notes were resold only to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933 (the "Securities Act"). The sale of Senior Notes to the Initial Purchasers was effected pursuant to a Purchase Agreement, dated as of February 8, 2002, among Hanger, the guarantors and the Initial Purchasers. A copy of the Purchase Agreement is filed as an exhibit to this Form 8-K and reference is made thereto for the full terms thereof.

       In connection with the offering of the Senior Notes, on February 15, 2002, Hanger entered into a new five-year credit facility with BNP Paribas, as administrative agent, and various other lenders (the "Credit Agreement") providing for a new revolving credit facility (the "New Credit Facility") that provides senior secured financing of up to $75.0 million. A copy of the Credit Agreement is filed as an exhibit to this Form 8-K and reference is made thereto for the full terms thereof.

       A copy of the news release issued by Hanger on February 15, 2002 announcing the sale of the Senior Notes is filed as an exhibit to the Form 8-K in accordance with Rule 135c(d) under the Securities Act.

Sale of Senior Notes

       Maturity and Interest Payment Dates. The Senior Notes will mature on February 15, 2009. The Senior Notes do not require any prepayments of principal prior to maturity. Interest on the Senior Notes accrues from February 15, 2002, and is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2002.

       Guarantees. Payments of principal and interest on the Senior Notes is fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by all of Hanger's current and future domestic subsidiaries (the "Subsidiary Guarantors "). Each of the Subsidiary Guarantors guarantees Hanger's existing 11 1/4% Senior Subordinated Notes due 2009 on a senior subordinated basis and also will guarantee the New Credit Facility on a senior secured basis.

       Optional Redemption. On or after February 15, 2006, Hanger may redeem all or part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period commencing on February 15 of the years set forth below:

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                         Year                      Redemption Price

                2006                                  105.188%
                2007                                  102.594%
                2008 and thereafter                   100.000%

Before February 15, 2005, Hanger may redeem up to 35% of the aggregate principal amount of the Senior Notes with the cash proceeds of certain equity offerings, provided that at least 65% of the aggregate principal amount of the Senior Notes remains outstanding after the redemption.

       Change of Control. Upon the occurrence of certain specified change of control events, unless Hanger has exercised its option to redeem all the notes as described above, each holder of a Senior Note will have the right to require Hanger to repurchase all or a portion of such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

       Indenture. The Senior Notes have been issued under an indenture, dated as of February 15, 2002, among Hanger, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Indenture"). A copy of the Indenture is filed as an exhibit to this Form 8-K and reference is made thereto for the full terms thereof. The Indenture limits the ability of Hanger and the Subsidiary Guarantors to, among other things, incur additional indebtedness, create liens, pay dividends on or redeem capital stock, make certain investments, make restricted payments, make certain dispositions of assets, engage in transactions with affiliates, engage in certain business activities and engage in mergers, consolidations and certain sales of assets. The Indenture also limits Hanger's ability to permit restrictions on the ability of certain of its subsidiaries to pay dividends and make certain other distributions.

       Registration Rights Agreement. The Senior Notes have not been registered under the Securities Act. Hanger and the Subsidiary Guarantors have entered into a Registration Rights Agreement, dated as of February 15, 2002, with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which Hanger and the Subsidiary Guarantors agree to (i) file a registration statement on or before May 16, 2002 (i.e., within 90 days after the issuance of the Senior Notes), enabling holders to exchange their Senior Notes for publicly registered senior notes with substantially identical terms; (ii) use their respective best efforts to cause the registration statement to become effective on or before July 15, 2002 (i.e., within 150 days after the issuance of the Senior Notes); and (iii) file a shelf registration statement for the resale of the Senior Notes if Hanger cannot effect an exchange offer within the above time periods and in certain other circumstances. If Hanger and the Subsidiary Guarantors do not comply with those registration obligations, they will be required to pay liquidated damages to holders of the Senior Notes. Such liquidated damages will amount to $.05 per week per $1,000 principal amount of

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the Senior Notes with respect to the first 90 days following the failure to meet such deadlines. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90 days until the registration obligation has been performed, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Senior Notes.

       Ranking. The Senior Notes and the guarantees of the Subsidiary Guarantors are (i) unsecured; (ii) equal in right of payment to all of Hanger's and the Subsidiaries Guarantors' existing and future unsecured senior indebtedness;
(iii) senior in right of payment to all of Hanger's and the Subsidiary Guarantors' existing and future subordinated indebtedness, including $150.0 million principal amount of Hanger's 11 1/4% Senior Subordinated Notes due 2009 and approximately $13.9 million of notes outstanding as of September 30, 2001 in connection with acquisitions; (iv) effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any of Hanger's existing or future subsidiaries that are not Subsidiary Guarantors ; and (v) effectively subordinated in right of payment to all of Hanger's and the Subsidiary Guarantors ' secured indebtedness to the extent of the value of the assets securing that indebtedness, which consists primarily of indebtedness under the New Credit Facility.

       Use of Proceeds. The net proceeds from the sale of the Senior Notes was approximately $194.0 million. Those net proceeds, along with approximately $36.9 million borrowed under the New Credit Facility, were used to pay related fees and expenses and to retire the approximately $228.4 million outstanding indebtedness under Hanger's previously existing credit facility (the "Old Credit Facility") as of February 15, 2002 . Affiliates of certain of the Initial Purchasers were participating lenders under the Old Credit Facility and as such, received a portion of the proceeds from the sale of Senior Notes that were used to repay amounts outstanding under the Old Credit Facility.

New Credit Facility

       Interest Rate; Fees. Borrowings under the New Credit Facility bear interest, at Hanger's option, at an annual rate equal to (i) adjusted LIBOR plus 3.50% or (ii) the Base Rate (as defined in the New Credit Agreement) plus 2.50%, in each case subject to adjustment based on financial performance. In addition to paying interest on outstanding principal under the New Credit Facility, Hanger is required to pay a commitment fee to the lenders with respect to the unutilized commitments thereunder at a rate equal to 0.5% per annum.

       Guarantees; Security. Hanger's obligations under the New Credit Facility are unconditionally and irrevocably guaranteed by each of Hanger's domestic (and to the extent no adverse consequences would result, foreign) subsidiaries. The New Credit Facility is secured by first priority perfected security interests in: (i) all of the stock and other equity interest of each of the Subsidiary Guarantors; and (ii) all of the tangible and intangible assets (including, without limitation, real estate, trademarks and patents) of Hanger and the Subsidiary Guarantors.

       Repayment. All or any portion of the outstanding loans under the New Credit Facility may be prepaid at any time and commitments may be terminated in whole or in part at Hanger's option (in each case upon at least three business days' prior notice) without premium or penalty.

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       Certain Covenants. The New Credit Facility requires compliance with various financial covenants, including a minimum consolidated interest coverage ratio, minimum consolidated EBITDA, a maximum total leverage ratio, a maximum senior secured leverage ratio and a minimum fixed charge coverage ratio. The New Credit Facility also contains a number of covenants that, among other things, restrict Hanger's ability and that of certain of its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness (including the Senior Notes), pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, engage in mergers or consolidations, make capital expenditures, enter into sale and lease-back transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. The New Credit Facility also contains other usual and customary negative and affirmative covenants.

       Events of Default. The New Credit Facility contains customary events of default.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits.   The following exhibits are filed herewith:


                  Exhibit No.          Document

                       1 Purchase Agreement, dated as of February 8, 2002, among Hanger Orthopedic
                                       Group Inc., the guarantors signatory
                                       thereto, Lehman Brothers Inc., J.P Morgan
                                       Securities Inc., Salomon Smith Barney
                                       Inc. and BNP Paribas Securities Corp.

                       4(a) Indenture, dated as of February 15, 2002, among Hanger Orthopedic Group, Inc., the Subsidiary Guarantors and Wilmington Trust Company as trustee, relating to the 10 3/8% Senior Notes due 2009

                       4(b) Registration Rights Agreement, dated as of February 15, 2002, among Hanger Orthopedic Group, Inc., the guarantors signatory thereto, Lehman Brothers Inc.,


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                                       J.P. Morgan Securities Inc., Salomon
                                       Smith Barney Inc. and BNP Paribas
                                       Securities Corp.

                       10 Credit Agreement, dated as of February 15, 2002, among Hanger Orthopedic
                                       Group, Inc., BNP Paribas Securities Corp.
                                       as administrative agent, and various
                                       other lenders

                       99 News release issued by Hanger Orthopedic Group, Inc. on February 15, 2002



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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HANGER ORTHOPEDIC GROUP, INC.


Date:    February 15, 2002             By:  /s/ George E. McHenry
                                            ------------------------------------
                                                George E. McHenry
                                                Chief Financial Officer











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